UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 12, 2018

_______________________________________________________________________
LEE ENTERPRISES, INCORPORATED
 (Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa  52801
(Address of Principal Executive Offices)

(563) 383-2100
Registrant's telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 12, 2018, Ronald A. Mayo resigned as Vice President, Chief Financial Officer and Treasurer of Lee Enterprises, Incorporated (the "Company").  Timothy Millage will continue to serve as the Company's acting Principal Financial and Accounting Officer.

Item 7.01    Regulation FD Disclosure.

The Company's news release announcing Mr. Mayo's resignation is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits
	99.1	News Release of Lee Enterprises, Incorporated dated June 15, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED
By:
Date: June 15, 2018
Kevin D. Mowbray
President and Chief Executive Officer

Exhibit 99.1 - News Release of Lee Enterprises, Incorporated dated June 15, 2018

201 N. Harrison St.
Davenport, IA 52801
lee.net
NEWS RELEASE

Ronald Mayo announces plans to leave Lee Enterprises

DAVENPORT, Iowa (June 15, 2018) – Ronald A. Mayo, Vice President, Chief Financial Officer and Treasurer of Lee Enterprises, Incorporated (NYSE: LEE), has announced he is resigning and returning to Denver, Colorado, for family considerations.

Mr. Mayo, who has been on medical leave since April, said: "Since joining Lee in 2015, I have been commuting between Davenport and Denver. While I am fully recovered from my medical issue, the recent events made me realize the importance of living and working in the same city as my family. I will dearly miss my colleagues at Lee, and I appreciate the opportunity to have worked with an exceptional management team at an industry-leading media company."

Kevin Mowbray, Lee president and chief executive officer, said: "Ron has been a key member of our executive team, overseeing finance, I.T., production and investor relations. We are grateful for his leadership and his many contributions to our success. We will miss him and wish him our very best."

In Mr. Mayo's absence, Tim Millage, Lee corporate controller, has been appointed to serve as the company's acting principal financial and accounting officer.

In addition to his three years as CFO at Lee, Mr. Mayo's career includes 19 years with MediaNews Group, where he served 12 years as vice president and chief financial officer. He also served as chief financial officer of Halifax Media Group. Before entering the media industry, he was an audit senior manager at Ernst & Young in Houston, Texas. He is a certified public accountant and a graduate of Texas A&M University. He and his wife, Karen, have two adult children.

ABOUT LEE

Lee Enterprises is a leading provider of local news and information, and a major platform for advertising, with daily newspapers, rapidly growing digital products and nearly 300 weekly and specialty publications serving 49 markets in 20 states. Year to date, Lee's newspapers have an average circulation of 0.8 million daily and 1.1 million Sunday and are estimated to reach almost three million readers in print alone. Lee's markets include St. Louis, MO; Lincoln, NE; Madison, WI; Davenport, IA; Billings, MT; Bloomington, IL; and Tucson, AZ. Lee Common Stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit lee.net.

Contact:
Charles Arms
Corporate Communications Manager
IR@lee.net
(563) 383-2100